UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Master Development Agreement and Completion Guaranties

On December 28, 2015 (the “Effective Date”), Montreign Operating Company LLC (“MOC”), Empire Resorts Real Estate I, LLC (“GC Tenant”) and Empire Resorts Real Estate II LLC (“EV Tenant”, and together with MOC and GC Tenant, the “Project Parties”), each a wholly-owned subsidiary of Empire Resorts, Inc. (“Empire” and, together with its subsidiaries, the “Company”), on the one hand, and EPT Concord II, LLC (“EPT”), EPR Concord II, L.P. (“EPR LP”) and Adelaar Developer, LLC (“Adelaar Developer”, together with EPT and EPR LP, collectively, “EPR”), on the other hand, entered into an Amended and Restated Master Development Agreement (as amended, the “MDA”), which amends and restates that certain Master Development Agreement, dated December 14, 2012 by and between EPT and Monticello Raceway Management Inc., a wholly-owned subsidiary of Empire (“MRMI”). The MDA defines and governs the overall relationship between EPR and the Project Parties with respect to the development, construction, operation, management and disposition of the four-season destination resort (“Adelaar”) to be developed by the parties on the approximately 1,700 acres owned by EPR in the Town of Thompson in Sullivan County, NY (the “EPR Property”). The initial phase of Adelaar shall consist of the development of a resort casino to be called “Montreign Resort Casino” (the “Casino Project”), a Rees Jones redesigned “Monster” Golf Course (the “Golf Course”), an Entertainment Village, which will include retail, restaurant, shopping and entertainment (the “Entertainment Village”) and an Indoor Waterpark Lodge (the “Waterpark” and, together with the Casino Project, the Golf Course and the Entertainment Village, the “Initial Projects”). The MDA generally provides that the development of Adelaar will comply with all requirements set forth in the gaming facility license (the “Gaming Facility License”) granted by the New York State Gaming Commission (“NYSGC”) on December 21, 2015 to MOC with respect to the Montreign Resort Casino for an initial term of ten years (the “License Term”) from an effective date of the earlier of March 1, 2016 or upon payment of certain financial commitments required by the NYSGC (the “License Effective Date”). The term of the MDA, as amended, commenced on the Effective Date and shall, with the exception of certain provisions relating to the operation of the facilities which survive for the License Term, expire on the earlier to occur of the (i) the completion and opening to the general public for business of the Initial Projects and (ii) sooner termination pursuant to the terms of the MDA, as described below.

In accordance with the terms of the MDA, the Project Parties shall each be responsible for the development and construction of their portion of the Initial Projects, with MOC responsible for the Casino Project, GC Tenant for the Golf Course and EV Tenant for the Entertainment Village. The Project Parties have agreed to invest a minimum of $611,000,000 in the development and construction of the Casino Project, $15,000,000 in the development and construction of the Golf Course and $25,000,000 in the development and construction of the Entertainment Village. The Project Parties have agreed to construct the Casino Project, Golf Course and Entertainment Village such that each project is completed within the project schedule agreed to by the parties (the “Project Schedule”). During the License Term, the Project Parties will be responsible for maintaining and operating the Casino Project, Golf Course and Entertainment Village in material compliance with all requirements set forth in the Gaming Facility License. In connection with the MDA, on December 28, 2015, Empire entered into a Completion Guaranty, guaranteeing completion of the development and construction obligations of the Project Parties described in this paragraph.

In accordance with the terms of the MDA, EPR shall be responsible for the development and construction of the Waterpark; and the common infrastructure-related improvements (such as streets,

sidewalks, sanitary and storm sewer lines, water, gas, electric, telephone and other utility lines, systems, conduits and other similar facilities) that are required to be constructed to enable the Initial Projects to be open and fully operational in accordance with the Project Schedule (the “Infrastructure”). EPR has agreed to be responsible for the development and construction of the Waterpark with a minimum capital investment of $120,000,000, and the Infrastucture. EPR plans to finance the costs of the Infrastructure through tax exempt bonds issued by a local development corporation. The debt service for the Infrastructure Bonds will be funded through special district tax assessments, a portion of which will be allocated to the Empire Project Parcels. EPR and the Project Parties have agreed to a capped dollar amount for each of the Empire Project Parcels (the “Empire Cap”) above which the Project Parties shall not be responsible. Furthermore, EPR has agreed to construct the Waterpark and the Infrastructure in accordance with the Project Schedule. On December 28, 2015, EPR Properties, a real estate investment trust and the parent company of EPR, entered into a Completion Guaranty, guaranteeing completion of the development and construction obligations of EPR described in this paragraph.

Neither party has the right to terminate the MDA unless both (a) the Casino Lease (as defined below) terminates prior to the License Effective Date (as defined below), in accordance with its terms and (b) MOC fails to exercise the Purchase Option (as defined below) prior to its expiration in accordance with the terms and conditions of the Purchase Option Agreement (as defined below).

Ground Leases

Casino Lease

On December 28, 2015, MOC entered into a lease (the “Casino Lease”) with EPT in substantially the same form as the form of ground lease underlying and attached as an exhibit to the amendment dated June 20, 2014 to that certain Option Agreement between MRMI and EPT, dated December 21, 2011 (as amended, the “Option Agreement”). The Casino Lease has been materially amended from the June 20, 2014 form in the following ways:

(a)	MOC has an early termination option, which expires on the License Effective Date. If MOC exercises its early termination option, MOC will be obligated to restore the leased premises to its original contours as of the date prior to the commencement of construction on the leased premises.

(b)	The annual fixed rent payments under the Casino Lease are as follows: (i) prior to the Commencement Date, MOC’s sole rent obligation under the Casino Lease will be to continue making the same payments it would have made under the Option Agreement; (ii) for the first year following the Commencement Date, MOC shall have no rental payments due, with certain prior payments made under the Option Agreement being deemed to satisfy all rental obligations under the Casino Lease during this period; (iii) beginning the 13th month following the Commencement Date and continuing through the 30th month following the Commencement Date, annual fixed rent shall equal $1,000,000.00 per month; and (iv) beginning the 31st month following the Commencement Date and through the remainder of the term of the Casino Lease, annual fixed rent shall equal $7,500,000.00.

(c)	MOC has an obligation to pay the special district tax assessment allocated to the Casino Parcel, not to exceed the Empire Cap applicable to the Casino Parcel.

(d)	The option to purchase the parcel underlying the Casino Lease (the “Casino Parcel”) is now set forth in the Purchase Option Agreement (as described below).

The remaining terms and conditions of the Casino Lease remain materially unchanged from the June 20, 2014 form.

Golf Course Lease

On December 28, 2015, GC Tenant entered into a sublease (the “Golf Course Lease”) with Adelaar Developer for the lease of the premises containing the Golf Course (the “Golf Course Parcel”).

The terms of the Golf Course Lease are substantially similar to the Casino Lease, subject to the following material differences: (a) there is no percentage rent under the Golf Course Lease, and annual fixed rent is equal to: (i) $0.00 prior to the date the Golf Course opens for business to the public (the “Golf Course Opening Date”), (ii) $150,000.00 for the first ten years following the Golf Course Opening Date, and (iii) $250,000.00 thereafter for the remainder of the term of the Golf Course Lease, plus GC Tenant’s portion of the special district tax assessments relating to the Infrastructure up to the Empire Cap applicable to the Golf Course Parcel, which shall not be assessed against GC Tenant prior to 60 months following the Commencement Date; (b) the Golf Course Lease does not contain any affirmative financial reporting obligations of GC Tenant or an operating covenant of GC Tenant beyond compliance with the Gaming License and other statutory regulations, as required for MOC to maintain its Gaming License; and (c) an Event of Default under the Casino Lease triggers an Event of Default under the Golf Course Lease (but not vice versa) so long as GC Tenant is an affiliate of MOC. Empire Resorts, Inc. has agreed to guaranty the GC Tenant’s obligation to pay the special district tax assessments relating to the Infrastructure up to the Empire Cap applicable to the Golf Course Parcel.

Entertainment Village Lease

On December 28, 2015, EV Tenant entered into a sublease (the “Entertainment Village Lease”) with Adelaar Developer, for the lease of the premises containing the Entertainment Village (the “Entertainment Village Parcel” and, together with the Casino Parcel and the Golf Course Parcel, the “Empire Project Parcels”).

The terms of the Entertainment Village Lease are substantially similar to the Casino Lease, subject to the following material differences: (a) there is no percentage rent under the Entertainment Village Lease, and annual fixed rent is equal to: (i) $0.00 prior to the date any portion of entertainment village first opens for business to the public (the “EV Opening Date”), (ii) $150,000.00 for the first ten years following the EV Opening Date, and (iii) $250,000.00 thereafter for the remainder of the term of the Entertainment Village Lease, plus EV Tenant’s portion of the special district tax assessments relating to the Infrastructure up to the Empire Cap applicable to the Entertainment Village Parcel, which shall not be assessed prior to 60 months following the Commencement Date; (b) the Entertainment Village Lease does not contain any financial reporting obligations of EV Tenant or an operating covenant of EV Tenant beyond compliance with the Gaming License and other statutory regulations, as required for MOC to maintain its Gaming License; and (c) an Event of Default under the Casino Lease triggers an Event of Default under the Entertainment Village Lease (but not vice versa) so long as EV Tenant is an affiliate of MOC. Empire Resorts, Inc. has agreed to guaranty the EV Tenant’s obligation to pay the special district tax assessments relating to the Infrastructure up to the Empire Cap applicable to the Golf Course Parcel.

Purchase Option Agreement

On December 28, 2015, MOC, EPT and EPR LP entered into a Purchase Option Agreement (the “Purchase Option Agreement”), pursuant to which EPT and EPR LP collectively grant to MOC the option (the “Purchase Option”) to purchase all, but not fewer than all, of the Empire Project Parcels. The Purchase Option commenced on the Effective Date and shall expire on the earlier to occur of (i) the natural expiration of the term of the Casino Lease and (ii) 90 days following the earlier termination of the Casino Lease, if otherwise terminated in accordance with its terms (the “Purchase Option Period”). Depending on when MOC exercises the Purchase Option, the purchase price shall incrementally increase. However, the purchase price for the Empire Project Parcels shall also be reduced, subject to a maximum credit, by the amount of certain other obligations of the Project Parties paid to EPR.

Under the Purchase Option Agreement, EPR LP also grants to MOC the option (the “Resort Project Purchase Option”) to purchase not less than all of the balance of the EPR Property, excluding the Empire Project Parcels and the Waterpark (the “Resort Property”) for an additional fee. The Resort Project Purchase Option may be exercised only simultaneously with or after the exercise of the Purchase Option. The Resort Project Purchase Option commenced on the Effective Date and shall expire on the earlier to occur of (a) the expiration of the Purchase Option Period or (b) the ten-year anniversary of the earlier to occur of (i) the License Effective Date or (ii) the exercise date of the Purchase Option.

Under the Purchase Option Agreement, EPR LP also grants to MOC a right of first offer (“ROFO”) with respect to all or any portion of the Resort Property. Under the terms of the ROFO, if EPR LP makes an offer to, or rejects an offer made by, MOC, then EPR LP shall be precluded for a period of six months from transferring the designated portion of the Resort Property at a price and on terms which are on the whole substantially equivalent to or worse than those proposed or accepted by MOC. The ROFO commenced on the Effective Date and shall continue in full force and effect until EPR LP has sold, leased, licensed or otherwise transferred all of the Resort Property.

Item 8.01.	Other Items.

On December 21, 2015 (the “Award Date”), Empire, through a wholly-owned subsidiary, MOC, was awarded a Gaming Facility License by the New York State Gaming Commission to operate Montreign Resort Casino to be located at the site of Adelaar. A copy of such Gaming Facility License is attached hereto as Exhibit 99.1.

Item 9.01.	Exhibits.

(d) Exhibits.

99.1	Gaming Facility License issued by the New York State Gaming Commission with respect to Montreign Resort Casino

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2015

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name:	Joseph A. D’Amato
Title:	Chief Executive Officer